Exhibit 10.47

This is an English translation

Confirmation Letter

Party A: Beijing Qihu Technology Company Limited (“Party A”)

Party B: Qizhi Software (Beijing) Co., Ltd. (“Party B”)

WHEREAS,

Party A and Party B entered into Technology Development Contract with respect to Qihu online shops information system (Contract No. 2009110001001701) on March 15, 2009 (“Original Contract”) and a Supplementary Agreement on June 1, 2010 (“Supplementary Agreement”)

NOW, THEREFORE, through friendly negotiation, both parties hereby agree to supplement the aforesaid contract and agreement as follows:

1.               Considering that the relevant agreements have not been normally executed due to the instability of Party B’s system for the period from September 1, 2010 to October 31, 2010, both parties agree that no revenue needed to be paid by Party A to Party B for the period from September 1, 2010 to October 31, 2010.

2.               Except for the aforesaid modifications or supplements, other provisions of the Original Contract and Supplementary Agreement shall still be effective. The above confirmation shall not be considered as modifications to the Original Contract and Supplementary Agreement.

3.               This confirmation letter shall become effective as of being executed by the legal representative or authorized representative of both parties.

4.               This confirmation letter shall be executed in duplicate, one for each party hereto and each being of equal legal force.

Party A: Beijing Qihu Technology Company Limited

(Chop):	/s/ [Company Stamp of Beijing Qihu Technology Company Limited]
Legal Representative / Authorized Representative:

Party B: Qizhi Software (Beijing) Co., Ltd.

(Chop):	/s/ [Company Stamp of Qizhi Software (Beijing) Co., Ltd.]
Legal Representative / Authorized Representative:

Signature Date: November 1, 2010